EXHIBIT 10.21

Description of Director and Named Executive Officer Compensation*

Directors

Directors who are also employees of either the Holding Company or Finlay Jewelry receive no additional compensation for serving as members of the Board.

As in prior years, for serving as a director of the Holding Company and Finlay Jewelry during fiscal 2009, each non-employee director will receive aggregate compensation at the rate of $25,000 per year plus $1,000 for each Board meeting and each committee meeting attended in person, and $500 for each such meeting attended by conference telephone call, with the chairman of the Audit Committee receiving an additional annual fee of $6,000, the chairman of the Compensation Committee and the chairman of the Nominating & Corporate Governance Committee each receiving an additional annual fee of $3,000, and the Lead Independent Director receiving an additional annual fee of $25,000.

Named Executive Officers

The 2009 annual base salaries, which have been in place since August 1, 2008, for the Holding Company’s named executive officers (1) are as follows:

2009 Annual Base Salary
Arthur E. Reiner Chairman, President and Chief Executive Officer of the Holding Company and Chairman and Chief Executive Officer of Finlay Jewelry	$1,005,000

Bruce E. Zurlnick Senior Vice President, Treasurer and Chief Financial Officer of the Holding Company and Finlay Jewelry	$321,000

Joseph M. Melvin Executive Vice President, and Chief Operating Officer of the Holding Company and President and Chief Operating Officer of Finlay Jewelry	$465,056

Leslie A. Philip Executive Vice President, and Chief Merchandising Officer of the Holding Company and Finlay Jewelry	$485,690

Joyce M. Magrini Executive Vice President – Administration of Finlay Jewelry	$330,000

(1)	Former Senior Vice President and Director of Stores of Finlay Jewelry, Edward J. Stein retired on June 23, 2008.

*  References herein to Holding Company are intended to refer to Finlay Enterprises, Inc. and references herein to Finlay Jewelry are intended to refer to Finlay Fine Jewelry Corporation.

The executive officers named above are also eligible to receive those benefits available to all of Finlay Jewelry's senior officers, including performance-based cash bonuses, supplemental executive medical benefits, company-paid group life insurance (other than for Mr. Reiner who has key man life insurance), as well as various other benefits available to all full-time employees of Finlay Jewelry including, but not limited to, paid vacation time, participation in the Holding Company's 401(k) plan and short-term disability benefits.